                                 EXHIBIT 10.1

                                 EXHIBIT 8.01-A

                      CERTIFICATE OF COMPLIANCE OF DIAMOND

                                   [attached]

                                                                  EXHIBIT 8.01-A


                           CERTIFICATE OF COMPLIANCE

         The undersigned, Diamond Electronics, Inc., an Ohio corporation ("Diamond'), hereby certifies to Ultrak, Inc., a Colorado corporation ("Ultrak"), and Diamond Electronics Corp., a Texas corporation ("Newco"), that:

         1. The representation and warranties of Diamond in the Agreement and Plan of Reorganization (the "Merger Agreement"), dated April 11, 1995 (the "Signing Date"), by and among Diamond, Ultrak, Newco and certain shareholders of Diamond were true and correct in all material respects on and as of the Signing Date and are true and correct in all material respects as of the date hereof.

         2. Diamond has complied, in all material respects, with all of the covenants and agreements required by the Merger Agreement to be performed and complied with by Diamond.

         DATED:  ________________________, 1995


                                        DIAMOND ELECTRONICS, INC.


                                        By:_______________________________
                                           Signature
                                        Printed Name:_____________________
                                        Title:____________________________

                                 EXHIBIT 8.01-B

                    CERTIFICATE OF THE SIGNING SHAREHOLDERS

                                   [attached]

                                                                  EXHIBIT 8.01-B

                              Signing Shareholders

                           CERTIFICATE OF COMPLIANCE


         Each of the undersigned, Richard M. Tompkins ("Tompkins"), John W. Biddinger ("Biddinger"), Robert N. Davies ("Davies"), H. Charles Koehler ("Koehler"), and William Muirhead, III ("Muirhead") (Tompkins, Biddinger, Davies, Koehler, and Muirhead are collectively referred to herein as the "Signing Shareholders" and individually referred to as a "Signing
Shareholder"), hereby certifies to Ultrak, Inc., a Colorado corporation ("Ultrak"), and Diamond Electronics Corp., a Texas corporation ("Newco"), that:

         The representation and warranties of such Signing Shareholder in the Agreement and Plan of Reorganization (the "Merger Agreement"), dated April 11, 1995 (the "Signing Date"), by and among Diamond Electronics, Inc., an Ohio corporation, the Signing Shareholders, Ultrak, and Newco were true and correct as to such Signing Shareholder in all material respects on and as of the Signing Date and are true and correct in all material respects as of the date hereof.

         DATED:________________________, 1995





                                         _____________________________________
                                         Richard M. Tompkins




                                         _____________________________________
                                         John W. Biddinger




                                         _____________________________________
                                         Robert N. Davies




                                         _____________________________________
                                         H. Charles Koehler




                                         _____________________________________
                                         William Muirhead, III

                                  EXHIBIT 8.03

                               OPINION LETTER OF
                  DAGGER, JOHNSTON, MILLER, OGILVIE & HAMPSON

                                   [attached]

                 DAGGER, JOHNSTON, MILLER, OGILVIE & HAMPSON
                                 [LETTERHEAD]


                                 April 11, 1995

                                                                           DRAFT

Ultrak, Inc.
1220 Champion Circle
Suite 100
Carrollton, TX  75006


Gentlemen:

         We have acted as special Ohio counsel for Diamond Electronics, Inc., an Ohio corporation ("Diamond"), in connection with the Agreement and Plan of Reorganization, dated April 11, 1995 (the "Agreement"), among Diamond, Ultrak, Inc., a Colorado corporation ("Ultrak"), the Signing Shareholders and Diamond Electronics Corp., a Texas corporation ("Newco"). This opinion letter is being delivered to you pursuant to Section 8.03 of the Agreement. Capitalized terms used herein that are defined in the Agreement shall have the meaning set forth therein unless otherwise defined herein.

         In connection with this opinion letter, we have examined and relied upon the Agreement, the Articles of Incorporation, By-Laws and Regulations of Diamond, Officers' Certificates and representations of management, and such other corporate documents and records of Diamond as we have deemed necessary. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and conformity to the original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of latter documents, and the due authorization, execution and delivery of all documents by parties other than Diamond. We have not independently verified any of the facts contained in such documents.

         This opinion deals only with the specific legal issues explicitly addressed herein. The law covered by the opinions expressed herein is limited to the law of the State of Ohio. We call your attention to the fact that the Agreement and other acquisition documents by their terms are to be governed by and





____________________

(1) Ultrak's approval of this legal opinion is subject to Dagger, Johnston, Miller & Hampson rendering an opinion regarding the capital stock of Diamond Electronics, Inc.

Page 2
Diamond Opinion Letter


construed in accordance with the laws of the State of _____________. No opinion is expressed as to whether a Court would give effect to such provisions and for purposes of the opinions expressed herein, we assume that the laws of the State of ____________ do not vary from the laws of the State of Ohio.

         Based solely upon the foregoing documents, examination thereof, and representations of management, and subject to the foregoing limitations and qualifications, based upon our current actual knowledge we are of the opinion that:

         1. Diamond is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         2. Diamond has all requisite corporate power and authority to execute and deliver the Agreement, to merge with Newco in accordance with the terms of the Agreement, and to consummate the transactions contemplated by the Agreement. The execution and delivery of the Agreement by Diamond, the performance by Diamond of its obligations thereunder, and the consummation of the Merger and the other transactions described in the Agreement have been duly and validly authorized by all necessary corporate action on the part of Diamond.

         3. The Agreement has been duly executed and delivered by Diamond and constitutes a valid and binding obligation of Diamond, enforceable against Diamond in accordance with its terms, except (a) as may be limited by Bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforceability of creditors' rights generally, (b) as may be limited by general principles of equity (regardless of whether such enforceability is considered an action at law or equity), (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and the discretion of the Court before which any proceeding therefore may be brought, and (d) subject to the other Common Qualifications, as defined and set forth in the Legal Opinion Accord of the ABA Section of Business Law (1991).

         4. The execution, delivery and performance of the Agreement, the consummation of the Merger and other transactions described in the Agreement, and the fulfillment of and compliance of the terms and conditions of the Agreement do not and will not, with the passing of time, or the giving of notice or both, violate, constitute a breach of, or a default under, result in the loss of any material benefit under, or permit the acceleration of any

Page 3
Diamond Opinion Letter


obligation under (a) any term or provision of the Articles of Incorporation or By-laws or Regulations of Diamond, (b) any contract or agreement of Diamond known to us, (c) any judgment, decree of order, known to us, of any court or governmental authority or agency addressed to and binding on Diamond or any of its properties, or (d) the Ohio General Corporation Law, any statute, regulation or rule of the State of Ohio, or the United States applicable to Diamond, except in the case of clauses (b) (c) and (d) above, for such violations, breaches, defaults or accelerations as to do not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business, or prospects of Diamond. Further, the opinion contained in this paragraph is specifically not directed at any antitrust or unfair competition laws or related statutes or regulations promulgated by the United States.

         5. Each consent, approval, order or authorization of, or registration, declaration, or filing with, any governmental agency or public or regulatory unit, agency, body, or authority of the State of Ohio with respect to Diamond required to be made or obtained in connection with the execution, delivery or performance of the Agreement by Diamond or the consummation of the transactions described therein by Diamond has been made or obtained, except for such consents, approvals, orders, authorizations, registrations, declarations, or filings the failure of which to obtain or make would not have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business or prospects of Diamond. However, this Opinion does not address legal issues, if any, arising under Federal Securities Laws and Regulations administered by the Securities and Exchange Commission, State "Blue Sky" Laws and Regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments; (b) pension and employee benefit laws and regulations; (c) anti-trust and unfair competition laws and regulations; (d) laws and regulations concerning filing and notice requirements other than requirements applicable to charter-related documents such as Articles of Merger; (e) compliance with fiduciary duty requirements;
(f) environmental laws and regulations; (g) land use and subdivision laws and regulations; (h) tax laws and regulations; (i) federal patent and copyright laws and regulations and federal and state trademark and other electoral property laws and regulations; (j) racketeering laws and regulations; (k) health and safety laws and regulations; (l) labor laws and regulations; (m) laws, regulations and policies concerning national and local emergency, possible judicial deference to acts of sovereign states, and criminal and civil forfeiture laws; (n) other statutes of general application to the extent they provide for criminal prosecution.

Page 4
Diamond Opinion Letter


         6. Except for matters disclosed in the Agreement of the Proxy Statements/Prospectus, we are not aware of any pending or threatened litigation, judgment, decree, injunction, or order of any court, which is reasonably likely (i) to have a material adverse effect on the assets, liabilities, results of operations, financial conditions, business or prospects of Diamond or (ii) to cause a material limitation on Ultrak's ability to operate the business of Diamond after the Closing.

         Our opinions and "negative assurance" confirmation are subject to the following additional assumptions, exceptions and limitations:

         (A) With respect to the opinion expressed in Paragraph 6 hereof, we have not conducted any search of any indexes, dockets or other records of any federal, state or local court, administrative agency or body of any arbitrator or conducted any other independent investigation.

         (B) As used in the opinions and "negative assurance" confirmations expressed herein, "to the best of our knowledge," "known to us" and similar phrases mean the actual knowledge, without independent investigation or verification, of attorneys in our Firm who are involved in our representation of Diamond.

         (C) This Opinion may be relied upon by you only in connection with the Agreement and Merger contemplated thereunder, and may not be used or relied upon by you for any purpose whatsoever without in each instance our prior written consent. We are qualified to practice law in the State of Ohio and we do not purport to be experts on, to express any opinion concerning any law other than the laws of the State of Ohio and relevant law of the United States of America (with the limitations as set forth above). This Opinion Letter is solely for the benefit of the addressee hereof in connection with the closing of the Merger contemplated by the Agreement, and no other person or entity may rely upon this Opinion Letter without the prior express written consent of this firm. This Opinion letter is given as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

                                        DAGGER, JOHNSTON, MILLER, OGILVIE &
                                        HAMPSON



                                        By: Brian D. Shonk, Partner

                                  EXHIBIT 8.05

                     RICHARD TOMPKINS EMPLOYMENT AGREEMENT

                                   [attached]

                                                                    EXHIBIT 8.05


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, dated May ___, 1995, is between Ultrak, Inc., a Colorado corporation ("Employer"), and Richard M. Tompkins, an individual resident of Ohio ("Employee").

         Recitals. Employee has previously been an employee and stockholder of Diamond Electronics, Inc., an Ohio corporation ("Diamond"), and Employer has acquired all of the stock of Diamond. Employer desires to employ Employee as President and Chief Executive Officer ("CEO") of ("Diamond"), and Employee desires to be employed by Employer as President and CEO of Diamond, pursuant to the terms hereof.

         NOW, THEREFORE, in consideration of the foregoing and the agreements and covenants set forth below, the sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

         1. Employment and Duties. Employee agrees to be employed by Employer, and Employer agrees to employ Employee, as President and CEO of Diamond on the terms and conditions set forth in this Agreement. Employee shall perform such duties on behalf of Employer as directed from time to time by Employer's Board of Directors (the "Board"). Employee shall use his best efforts to preserve the business of Employer and Diamond and the goodwill of all employees, customers, suppliers, and other persons having business relations with Employer and Diamond. Employee agrees during the Term (as hereinafter defined) to devote his best efforts, skills, and abilities to the performance of his duties as stated in this Agreement and to the furtherance of Employer's business.

         2.      Compensation.

         (a) Employer shall pay to Employee, subject to appropriate tax withholding, the following:

                 (i) A base salary (the "Base Salary") of One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00) during the First Year (as hereinafter defined) and no less than One Hundred Thirty-One Thousand Two Hundred Fifty Dollars ($131,250.00) during the Second Year (as hereinafter defined), payable not less often than semi- monthly in accordance with Employer's standard payment policies. If Employer extends this Agreement for a Third Year (as hereinafter defined) pursuant to Subsection 3(a), then the Base Salary for the Third Year shall not be less than One Hundred Thirty-Eight Thousand Dollars ($138,000.00).

            (ii) A bonus in accordance with the bonus program (the "Bonus Program") of Employer established by Employer for each of Employer's fiscal years during the Term. The Bonus Program for 1995 (the "1995 Program") is attached hereto as Exhibit A. For purposes of determining Employee's bonus under the 1995 Program, the calculations of Actual Net Income shall be adjusted to remove (i) any expenses associated with the merger whereby Employer acquired Diamond and (ii) the revenue and profit targets to be achieved for employee to receive a bonus and the amount of Employee's bonus, if any, will be prorated from the Effective Date.

         (b) On or about the date hereof, Employer shall grant Employee options to acquire 5,000 shares of Employer's Common Stock, no par value per share, pursuant to Employer's Nonqualified Stock Option Plan (the "Plan"). The Board will annually evaluate issuing Employee additional stock options under the Plan based on Employee's performance and the performance of Diamond.

         (c) Employee shall be entitled to health insurance, life insurance, and disability insurance benefits in accordance with Employer's standard policies and practices, as such policies and practices shall exist from time to time.

         (d) Employee shall be entitled to participate in Employer's 401(k) program and in Employer's Employee Stock Purchase Plan.

         (e) Employee shall be entitled to four (4) weeks paid vacation and holidays and sick leave in accordance with Employer's standard policies and practices, as such policies and practices shall exist from time to time.

         (f) Throughout the Term, Employer shall pay, or reimburse Employee for, all travel and other expenses properly and reasonably incurred by him in the discharge of his duties hereunder, provided that Employee's claims for reimbursement are in accordance with Employer's expense reimbursement policy as such policy shall exist from time to time.

         (g) Employer will make available to Employee all such other benefits as are from time to time made available to Employer's employees generally.

         3.      Term and Termination.

         (a) The employment of Employee pursuant to this Agreement shall begin on the date of this Agreement and shall continue until the earliest of
(i) the date Employer terminates it for Just Cause (as hereinafter defined) upon written notice to Employee, (ii) the death of Employee, (iii) Employee's Permanent Disability (as hereinafter defined), or (iv) the second anniversary of the date of this Agreement; provided, however, Employer shall have the option to extend this Agreement for the Third Year by giving Employee written notice at least sixty (60) days prior to the end of the Second Year. The term "Term" shall mean the period from the date hereof through the date this Agreement terminates or is terminated.

         (b) If Employee's employment terminates voluntarily or is terminated for Just Cause, then Employee shall be entitled only to the compensation (including accrued but unpaid bonuses) earned by him as of the date of termination, and Employee shall not be entitled to any severance or termination pay except as may be determined in accordance with Employer's severance or termination pay policy.

         (c) The term "Just Cause" shall mean any one or more of the following:

              (i) Employee violates, directly or indirectly, any laws or regulations (other than minor traffic violations or similar offenses), instructs any of Employer's employees to violate such laws or regulations, or approves of any of Employer's employees violating such laws or regulations, or Employee commits an act of moral turpitude, and the Board, after reasonable investigation of the facts surrounding such violation or action, reasonably determines that such violation or action materially and adversely affects, or could reasonably be expected to materially and adversely affect, Employer, its business or reputation or the ability of Employee to perform his obligations under this Agreement.

             (ii) Employee diverts Employer's funds to himself or any other person, firm, or entity.

             (iii) Employee fails to comply with a specific directive of the Board of a substantial nature.

         (d) Notwithstanding anything to the contrary in this Agreement or in any other agreement (oral or written) now or hereafter entered into between Employer and Employee, Employee expressly understands and agrees that the provisions of Sections 4, 5, 6, and 9, and the remedial provisions of this Agreement, shall survive any termination of Employee's employment under this Agreement.

         (e) The term "Permanent Disability" shall mean the mental and/or physical inability of Employee (as determined by a licensed physician acceptable to both Employer and Employee [or Employee's guardian]) to perform the duties normally and customarily required of Employee pursuant to this Agreement for twelve (12) consecutive months.

         (f) The term "Year" shall mean the period from [May ___] of a calendar year through April ___ of the following calendar year. The term "First Year" shall mean May ___, 1995 through April ___, 1996, the term "Second Year" shall mean May ____, 1996 through April ____, 1997, and the term "Third Year" shall, to the extent Employer extends this Agreement pursuant to Subsection 3(a), mean May ____, 1997 through April ____, 1998.

         4. Nondisclosure Agreement. Employee shall not, during the Term and for a period of two (2) years thereafter, use for his own account or for the benefit of any other person, firm, corporation, or other entity, directly or indirectly, any of the customer lists, customer requirements, contract terms, trade names, trade secrets, or good will owned by Employer or Diamond and used in the business of designing, engineering, manufacturing, selling, leasing, and/or servicing products of a type and nature that Diamond now produces or produces between the date hereof and the date Employee's employment terminates (the "Business") or directly or indirectly disclose or furnish to any other person, firm, corporation, or other entity, the methods by which the Business is or has been conducted, any of the methods by which the customers of Employer and/or Diamond or the Business are or have been obtained, or any confidential or proprietary information whatsoever of Employer, including, without limitation, the identities of or other information regarding any customers or prospective customers of Employer and/or Diamond relating to the Business. Notwithstanding anything to the contrary contained in this Section 4, Employee shall not be prohibited from disclosing or using any information and methods that are publicly available for reasons other than Employee's violation of this Agreement.

         5.      Noncompetition Agreement.

         (a) Employee acknowledges and agrees that the proprietary information he has acquired regarding Diamond and will acquire regarding Diamond and Employer will enable him to injure Employer and Diamond and diminish the value of Employee's investment in Diamond if Employee should compete with Employer and/or Diamond in the Business. Therefore, Employee hereby agrees that, without the prior written consent of Employer, Employee shall not, during the Term and for a period of two (2) years thereafter, directly or indirectly, as a director, officer, agent, employee, consultant or independent contractor or in any other capacity, (i) invest (other than passive investments in publicly-owned companies which constitute not more than five percent (5%) of the voting securities of any such company) or engage in any business or activity that is competitive with the Business within the United States; (ii) accept employment with or render services to any other company engaged in the Business as all or any part of such other company's business; or
(iii) contact, solicit, or attempt to solicit or accept business (A) from any of the customers of Employer during the Term, or (B) from any person or entity whose business Employer was soliciting during the Term.

         (b) If this Agreement is terminated for Just Cause, then Employee understands that the noncompetition provisions of Subsection 5(a) applying subsequent to the termination of this Agreement shall be fully enforceable against Employee without additional payment by Employer.

         6. Nonemployment. During the Term, Employee shall not, on his own behalf or on behalf of any other person, partnership, association, corporation, or other entity, hire, solicit, or seek to hire any employee of Employer or Diamond or in any other manner attempt directly or indirectly to influence, induce, or encourage any employee of Employer or Diamond to leave the employment of Employer or Diamond, nor shall Employee use or disclose to any person, partnership, association, corporation, or other entity any information obtained while an employee of Employer concerning the names and addresses of Employer's and/or Diamond's employees.

         7. Affiliate. For purposes of this Agreement, an "affiliate" of Employer shall mean any person or entity controlling, controlled by, or under common control with Employer.

         8. Severability. Each provision of this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. If one or more of the provisions contained in this Agreement shall, for any reason, be held to be excessively restrictive by reason of the geographic or business scope or duration thereof so as to be unenforceable, such provision or provisions shall be construed by an appropriate judicial or arbitral body by limiting and reducing it or them, so that this Agreement shall be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

         9. Inventions. Employee shall promptly disclose, grant, and assign to Employer for its sole use and benefit any and all inventions, improvements, technical information, and suggestions relating in any way to the products of Employer or any of its affiliates or capable of beneficial use by Employer or any of its affiliates, which Employee may conceive, develop, or acquire during the Term (whether or not during usual working hours), together with all patent applications, letters patent, copyrights, and reissues thereof that may at any time be granted for or upon any such invention, improvement, or technical information. In connection therewith, Employee shall promptly at all times during and after the Term:

         (a) Execute and deliver such applications, assignments, descriptions, and other instruments as may be necessary or proper in the opinion of Employer to vest title to such inventions, improvements, technical information, suggestions, patent applications, patents, copyrights, and reissues thereof in Employer and to enable it to obtain and maintain the entire right and title thereto throughout the world; and

         (b) Render to Employer, at Employer's expense, all such assistance as it may require in the prosecution of applications for said patents, copyrights, and reissues thereof, in the prosecution or defense of interferences which may be declared involving any of said applications, copyrights, or patents, and in any litigation in which Employer may be involved relating to any such inventions, improvements, technical information, suggestions, patent applications, patents, copyrights, and reissues thereof.

         10. Remedies. Employee acknowledges and recognizes that a violation or threatened violation by him of the restrictions, agreements, or covenants contained in Sections 4, 5, 6, or 9 of this Agreement will cause irreparable damage to Employer and that Employer will have no adequate remedy at law for such violation or threatened violation. Accordingly, Employee agrees that Employer shall also be entitled, in addition to any other rights or remedies existing in its favor, to obtain specific performance or injunctive relief in order to enforce this Agreement or prevent a breach or further breach of any provision hereof. Such right to specific performance or injunction shall be in addition to Employer's right to bring an action for damages actually sustained by Employer or to exercise any other right or remedy available to Employer as a result of any breach hereunder.

         11.     Acknowledgments.  Employee acknowledges and recognizes that
(i) the enforcement of any of Sections 4, 5, 6, or 9 of this Agreement by Employer is necessary to protect the legitimate interests of Employer in protecting its goodwill, trade secrets and other confidential or proprietary information, business, accounts, and patronage (collectively, in this Section 11, "Employer's Interests") and will not unreasonably interfere with Employee's ability to pursue a proper livelihood, and (ii) the restraints imposed by the covenants of and restrictions on Employee in this Agreement are not greater than necessary to protect Employer's Interests.

         12. Assignment. Employer shall have the right to assign this Agreement to its successors or assigns only with Employee's consent. The rights and duties of Employee hereunder are personal to him, and no such right may be assigned or duty delegated by him.

         13. Estate. If Employee dies prior to the expiration of the Term, any monies that may be due him from Employer under this Agreement as of the date of his death shall be paid to his estate.

         14. Notices. All notices and requests hereunder shall be in writing and shall be delivered in person, by certified or registered mail, postage prepaid, or by a nationally recognized overnight delivery service, and shall be addressed to the addresses specified beside each party's signature at the end of this Agreement. Such notices and requests shall be deemed delivered on the day on which personally delivered or, if delivered by mail, on the third business day after deposit in the United States mail, as evidenced by a post office receipt furnished to the sender. Any party may change his or its address for receipt of notices and requests hereunder by notice duly given to the other party in accordance with the provisions of this Section 14.

         15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE OR REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

         16. Costs, Expenses, and Legal Fees. Each party hereto agrees to pay the costs and expenses, including reasonable attorneys' fees, incurred by the other party in successfully (i) enforcing any of the terms of this Agreement or (ii) proving that the other party breached any of the terms of this Agreement. Except as otherwise provided in the immediately preceding sentence, Employer and Employee shall pay their own expenses separately incurred in connection with the preparation and review of this Agreement and the transactions contemplated hereby.

         17. Waiver. The waiver by either party of any breach or provision of this Agreement must be in writing. No waiver of any breach or failure by either party to enforce any of the terms or conditions of this Agreement at any time shall, in any manner, limit or waive such party's right thereafter to enforce and to compel strict compliance with every term and condition hereof. One or more waivers of any breach of any covenant, term, or provision of this Agreement by any party shall not be construed as a waiver of a subsequent breach of the same covenant, term, or provision nor shall it be considered a waiver of any other then existing or subsequent breach of a different covenant, term, or provision.

         18. Miscellaneous. This Agreement may be amended only by an instrument in writing executed by the person against whom enforcement of the amendment is sought. This Agreement, the schedules and exhibits attached hereto, and the documents referred to herein or reasonably contemplated hereby, constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior written or oral agreements and understandings relating to the subject matter hereof.
There are no oral agreements between the parties to this Agreement. The captions in this Agreement are for convenience of reference only. This Agreement may be executed in one or more counterparts. This Agreement shall be binding on the parties hereto and their heirs, estates, personal representatives, successors, and permitted assigns. This Agreement shall not be construed against the party responsible for, or primarily responsible for, preparing this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                             EMPLOYER:

                                             ULTRAK, INC.
Address:

1220 Champion Circle                         By:________________________________
Suite 100                                    Title:_____________________________
Carrollton, Texas  75006


                                             EMPLOYEE:
Address:

2124 Creekview Court                         ___________________________________
Reynoldsburg, Ohio  43068                    Richard M. Tompkins

                                                                      EXHIBIT A
                                                        TO EMPLOYMENT AGREEMENT


                                THE ULTRAK GROUP
                          MANAGER'S INCENTIVE PROGRAM
                                    FOR 1995


Purpose:

The manager's incentive program is intended to reward outstanding performance and to focus attention on the important aspects of your company or division.
It is also intended to help develop you as a person, a leader and a businessman. A full understanding of the program provisions is critical to its success.

Program Provisions:

The program encompasses six (6) areas of measurement, some weighted more heavily than others. The incentive is based off your base salary and will be rewarded up to a maximum of 50% of your base salary. The six categories of measurement and the weighting are set forth below:

Grade                                                              Weight in
Range            Area of Measurement                                 Points
- ------           --------------------                                ------
0-unlimited      Actual Net Income to Budget before
                 corporate                                            5.0
0-unlimited      Actual Net Revenues to Budget                        2.5
0-10             Interco cooperation and market
                 delineation                                          2.5
0-10             Improvement in Customer Service
                 Survey Ratings                                       1.5
0-10             Improvement in Employee Survey
                 Supervisor Ratings                                   1.5
0-10             Organization and management of
                 assets (AR, Inventory)                               1.5


Incentive Calculations:

A total of 50 points earned equals an incentive payment of 12 1/2 % of base salary; 100 points earned equals 25% of base salary; 150 points earned equals 37 1/2 % of base salary. Maximum points that can be earned is 200 (50% of base salary). Irrespective of the number of points earned, no incentive will be paid if actual net income before corporate is less than 88% of budget.

Example Calculations:

Net income:      Up to 88% of actual net income to budget before corporate
                 equals a grade of 0: 90% equals a grade of 2: 100% equals a grade of 12: 120% equals a grade of 32, etc. There is no ceiling in this category.

                 The grade is then multiplied times the weighting for the total points earned. For example, if net income before corporate were 100% of budget, the points would be 12 X weighting of 5 for a total on this category of 60 points (12 X 5.0 = 60).

Net Revenues:    Same as above except the weighting is 2.5 not 5.0.  There is no ceiling in this category. For example, if total revenues exceed budget by 10%, the points earned would be 22 times 2.5=
                 55 points earned.

All Other:       The maximum grade is 10, however, the weighting factors vary by categories. Average achievement would be a 5. All of these areas are subjective.

In the example below, assuming both actual net income before corporate and revenues were at budget for the year and all other categories scored an 8, the total points earned would be:

                                                     Points    Weight         Total
                                                     ------    ------         -----
*Net Income to Budget                                  12       5.0            60.0
*Revenues to Budge                                     12       2.5            30.0
*Intercompany cooperation/delineation                  8        2.5            20.0
*Improvement in customer service ratings               8        1.5            12.0
*Improvement in employee survey ratings                8        1.5            12.0
*Balance sheet management                              8        1.5            12.0
                                                                               ----
                 Total points earned                                        146/200
                                                                =73% OR 37% OF BASE


Grading and Payment:

The incentive payment request should be prepared by you and presented to your supervisor for review, discussion and approval. If you qualify, interim payments can be made after July 15th and can be paid on a monthly basis thereafter. Interim incentive payments should be based upon the June 30th financial statements. Total interim payments should not exceed 80% of the final total incentive estimate.

Final incentive payments, including any adjustments necessary, will be made after the year end audited financial statements are released.

Agreement:

I have read and I understand the provisions of the 1995 Manager's Incentive Program. My final approved 1995 budget, which is the measuring basis for this program, is attached.



_________________________                             _______________
Managing Director                                              Date




_________________________                             _______________
George K. Broady                                               Date

                                  EXHIBIT 9.03

                       OPINION OF GARDERE & WYNNE, L.L.P.

                                   [attached]

                                                             G&W Draft:  4-27-95

                  [FORM OF OPINION OF GARDERE & WYNNE, L.L.P.)

                                                                    EXHIBIT 9.03



                             _______________, 1995


Diamond Electronics, Inc.
4465 Coonpath Road
Carroll, Ohio  43112

Gentlemen:

         We have acted as counsel for Ultrak, Inc., a Colorado corporation ("Ultrak"), and Diamond Electronics Corp., a Texas corporation and a wholly-owned subsidiary of Ultrak ("Newco"), in connection with the transactions described in the Agreement and Plan of Reorganization, dated as of April 11, 1995 (the "Merger Agreement"), by and among Ultrak, Diamond Electronics, Inc., an Ohio corporation ("Diamond"), the Signing Shareholders, and Newco. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         In so acting, we have examined and relied upon the accuracy of original, certified, conformed, or photostatic copies of such records, agreements, certificates, and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the legal capacity of natural persons, Ultrak's compliance with the Colorado Business Corporation Act, the genuineness of signatures on original documents, the authenticity of all original documents, and the conformity to such original documents of all copies submitted to us as certified, conformed, or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. We also have relied, as to various matters of fact relating to the opinions set forth below, on certificates of public officials and officers of Ultrak.

         Based upon the foregoing and subject to the limitations, qualifications, and assumptions set forth herein, we are of the opinion that:

                 (1) Ultrak is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. Ultrak is duly qualified to transact business and is in good standing as a foreign corporation in the State of Texas. Newco is a corporation duly incorporated, validly existing, and in good standing under the laws

Diamond Electronics, Inc.
Page 2



         of the State of Texas and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

                 (2) Ultrak and Newco have the full corporate power and authority to execute and deliver the Merger Agreement, to perform their obligations under the Merger Agreement, and to consummate the Merger and the other transactions described therein. The execution and delivery of the Merger Agreement by Ultrak and Newco, the performance by Ultrak and Newco of their obligations thereunder, and the consummation of the Merger and the other transactions described in the Merger Agreement have been duly and validly authorized by all necessary corporate action on the part of Ultrak and Newco.

                 (3) Each consent, approval, order, or authorization of, or registration, declaration, or filing with, any governmental agency or public or regulatory unit, agency, body, or authority of the State of Texas or the United States with respect to Ultrak and/or Newco required to be made or obtained in connection with the execution, delivery, or performance of the Merger Agreement by Ultrak and/or Newco or the consummation of the transactions described therein by Ultrak and/or Newco has been made or obtained, except for such consents, approvals, orders, authorizations, registrations, declarations, or filings, the failure of which to obtain or make would not have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business, or prospects of Ultrak and/or Newco.

                 (4) The execution, delivery, and performance of the Merger Agreement, the consummation of the Merger, and the other transactions described in the Merger Agreement, and the fulfillment of and compliance with the terms and conditions of the Merger Agreement do no and will not, with the passing of time or the giving of notice or both, violate, constitute a breach of, or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under (a) any term or provision of the Articles of Incorporation or Bylaws of Ultrak or Newco, (b) any judgment, decree, or order known to us of any court or governmental authority or agency addressed to and binding on Ultrak or Newco or any of their properties, or (c) any statute, regulation or rule of the State of Texas or the United States applicable to Ultrak and/or Newco, except, in the case of clauses (b) and (c) above, for such violations, breaches, defaults, or accelerations as do not have a material adverse effect on the assets, liabilities, results of operations, financial condition, business, or prospects of Ultrak and/or Newco.

                 (5) The shares of Ultrak Common Stock that are to be issued to the shareholders of Diamond pursuant to the Merger (on the Effective Date and on each of the Adjustment Dates) have been duly authorized and, when so issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.

Diamond Electronics, Inc.
Page 3



                 (6) The Merger Agreement has been duly executed and delivered by Ultrak and Newco and constitutes the valid and binding agreement of Ultrak and Newco, enforceable against Ultrak and Newco in accordance with its terms, except (a) as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting the enforceability of creditors' rights generally, (b) as may be limited by general principles of equity (regardless of whether such enforceability is considered in an action at law or a suit in equity), (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (d) subject to the Other Common Qualifications, as defined and set forth in the Legal Opinion Accord of the ABA Section of Business Law (1991).

         The foregoing opinions are subject to the following limitations, qualifications, and assumptions:

         (a) Whenever any opinion is qualified by the words "to our knowledge," "known to us," or other words of similar meaning, the quoted words mean the actual knowledge, without independent investigation or verification, of attorneys in our Firm involved in the representation of Ultrak.

         (b) In rendering the opinions set forth in paragraph (1) above concerning the good standing of Ultrak in Colorado and the foreign qualification and good standing of Ultrak in Texas, we have relied exclusively upon certificates of authorities of the State of Colorado and Texas, and such opinions have only the meanings ascribed to those certificates by those authorities.

         (c) This opinion letter is limited in all respects to the laws of the State of Texas and the federal laws of the United States, and we assume no responsibility as to the applicability or effect of any other laws. No opinion is expressed herein with respect to any laws, ordinances, statutes or regulations of any county, city, or other political subdivision of the State of Texas.

         (d) The opinions and "negative assurance" confirmation expressed herein are limited to the matters specifically addressed, and no opinion or confirmation is implied or may be inferred beyond the matters so specifically expressed. Without limiting the generality of the foregoing, no opinion or confirmation is expressed herein as to the applicability or the effect of the antitrust or (except as expressly stated herein) the securities laws and regulations of the State of Texas or the United States to the Merger Agreement or any of the transactions described therein.

         This opinion letter has been furnished to you pursuant to Section 9.03 of the Merger Agreement, and no other person or entity shall be entitled to rely upon it, or to quote, distribute, or otherwise use it for any other purpose, without our prior written consent. This

Diamond Electronics, Inc.
Page 4



opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions or confirmation contained herein.


                                        Very truly yours,

                                        GARDERE & WYNNE, L.L.P.


                                        By:______________________________
                                           Richard L. Waggoner, Partner

                                 SCHEDULE 2.01

STATES:

Diamond Electronics, Inc., an Ohio corporation, files state income tax and/or franchise tax returns in the following states:

                1. Maryland
                2. New Jersey
                3. Ohio
                4. Pennsylvania
                5. Texas
                6. West Virginia

Currently, Diamond owns no property outside of Ohio and has one employee in Maryland.

Diamond Electronics, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

CITIES:

Diamond employees personnel in, and files corporation city income tax returns with, the following cities:

                1. Columbus, Ohio
                2. Lancaster, Ohio

                                 SCHEDULE 2.02

INVESTMENTS OR SUBSIDIARIES:

Diamond currently owns 100 percent of the common stock outstanding of Alpha CCTV, Inc., an Ohio corporation. This subsidiary was formed to facilitate the acquisition of certain assets of Alpha Electronics, Inc. As of March 31, 1995, Alpha CCTV, Inc., was inactive.

Diamond owns 100 percent of the common stock outstanding of Polymatrix, Inc., an Ohio corporation. In 1988, Polymatrix, Inc. acquired substantially all of the assets and specified liabilities of Pearl Polymatrix, Inc., a Georgia corporation. In 1993, Polymatrix, Inc. was formally dissolved.

Diamond has (or had) a common stock equity interest (7.5 percent) of Diamond Automation Companies, Inc. ("DAC") (and warrants to acquire an additional 7.5 percent) arising from a June 8, 1992, modification of an asset purchase agreement by which DAC had previously acquired the Process Automation Systems assets of Diamond. DAC defaulted on its obligation to pay the cash purchase price for the assets (which has since been written off as uncollectible by Diamond) and DAC is believed to be inactive.

                                SCHEDULE 2.05(C)

All 97,786 warrants previously issued under warrant agreements as disclosed in the Diamond Financial Statements were called subsequent to January 1995. Of these warrants, 24,893 expired without being exercised and were paid a call premium of five cents per share and 72,893 were exercised as shown in the adjustments to Schedule 2.05(d).

As of April 28, 1995, no stock options were outstanding and exercisable.

                                SCHEDULE 2.05(d)

A listing of the record holders of Diamond as of March 31, 1995 is attached.

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 1

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************





                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 ABF Freight                                           45                        45           5.614                5           0
 883 Frank Road; Columbus, OH  43223

 Adams Barre Company                                   58                        58           7.236                7           0
 P.O. Box 99; Hilliard, OH  43026

 All American                                          22                        22           2.745                2           0
 5009 Hiatus Road; Sunrise, FL  33351

 Allstate Financial Corp.                              42                        42           5.240                5           0
 8150 Perry Hwy #305; Pittsburgh, PA  15237

 Alpha Security Systems                                58                        58           7.236                7           0
 13428 West Ave; San Antonio, Texas  78216

 Amatom Electronics                                    24                        24           2.994                2           0
 446 Blake Street; New Haven, CT  06515

 American Credit Indemnity                            287                       287          35.806               35          35
 300 St. Paul Place; Baltimore, MD  21202-2183

 AMP, Inc.                                             89                        89          11.104               11          11
 MS-1, 6-44, Box 3608; Harrisburg, PA 17105-3608

 Anchor Rubber Company                                350                       350          43.666               43          43
 840 S. Patterson, Box 832; Dayton, OH 45401

 ANR Freight Systems                                   48                        48           5.988                5           0
 Department O; Denver, CO  80271

 Apple Graphics                                        76                        76           9.482                9           0
 P.O. Box 1509; Dayton, OH  45413

 Argrove Box Company                                   18                        18           2.246                2           0
 P.O. Box 14015; Dayton, OH  43017

 Arius                                                101                       101          12.601               12          12
 2709 Electronic Lane, Dallas, Texas  75220

 Arjay                                                  6                         6           0.749                0           0
 7400 Cedar Avenue, Minneapolis, MN  55423

 Associated Spring/Raymond                             15                        15           1.871                1           0
 P.O. Box 77152, Detroit, MI  48277

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 2

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Astro Industries                                     992                       992         123.762              123         123
 4403 Dayton Xenia Road, Dayton, OH  45432

 ATT                                                1,137                     1,137         141.853              141         141
 P.O. Box 93366, Chicago, IL  60673

 Automatic Data Processing                            190                       190          23.704               23          23
 3660 Corporate Drive, Columbus, OH  43229

 Avis                                                 929                       929         115.902              115         115
 Box 772, Garden City, NJ  11530

 BH Electronics                                        37                        37           4.616                4           0
 12219 Wood Lake Drive, Burnsville, MN 55337

 Bailey, Thelma                                        19                        19           2,370                2           0
 1025 Carroll Eastern Rd NW, Lancaster, OH 43130

 Baker, Tim                                           670                       670          83.589               83          83
 5025 Ireland Road, Lancaster, OH  43130

 Basic Distribution                                    17                        17           2.121                2           0
 707 Slocum Street, Lancaster, OH 43130

 Baxter, Clara                                        145                       145          18.090               18          18
 7360 Cinci-Zanevl Rd, Lancaster, OH 43130

 Bearings, Inc.                                        38                        38           4.741                4           0
 1850 Lone Eagle St, Columbus, OH  43228

 Bell Industries, Inc.                              1,205                     1,205         150.336              150         150
 444 Windsor Park Drive, Dayton, OH 45459

 Bennett, Deborah                                     142                       142          17.716               17          17
 1400 Graylock St, Lancaster, OH 43130

 Berman, Martha L.                                  4,400                     4,400         548.946              548         548
 12 East 90th St #4B, New York, NY 10128-0654

 Biddinger, John W.                               363,473       16,893      380,366      47,454.607           47,454      47,454
 9121 Spring Hollow Dr, Indianapolis, IN 46260

 Biddinger, Karen E.                               15,000        4,000       19,000       2,370.447            2,370       2,370
 2020 Lincoln Park West 7C, Chicago, IL 60614

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 3

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Biddinger, Katherine J.                           15,000        4,000       19,000       2,370.447            2,370       2,370
 1352 Texas Ave South, Minneapolis, MN 55426

 Biddinger, Margaret H.                           637,637                   637,637      79,551.836           79,551      79,551
 9121 Spring Hollow Dr, Indianapolis, IN 46260

 Biddinger Investment Capital                           0                         0           0.000                0           0
 9102 N. Meridian St #500, Indianapolis, IN 46260

 Biebel & French                                    6,709                     6,709         837.017              837         837
 2500 Kettering Tower, Dayton, OH 45423

 Black Box Corporation                                 74                        74           9.232                9           0
 P.O. Box 12800, Pittsburgh, PA  15241

 Blanket Security                                     117                       117          14.597               14          14
 6750 Poplar Ave Suite 110, Memphis, TN 38138

 Bloom, Jeffrey                                       226                       226          28,196               28          28
 1703 Graylock St, Lancaster, OH 43130

 Blue Ash Electronics                                  45                        45           5.614                5           0
 7260 Edington Drive, Cincinnati, OH 45249

 Blue Chip Fasteners                                  163                       163          20.336               20          20
 4060 Webster St, Cincinnati, OH 45212-2706

 Boley, Robert A.                                     728                       728          90.826               90          90
 1494 Deercreek Court, Worthington, OH 43085

 Blote, Michael                                       675                       675          84.213               84          84
 8043 West Ohio State Lane, Lancaster, OH 43130

 Bopla Enclosures                                      51                        51           6.363                6           0
 7330 Executive Way, Frederick, MD 21701

 Bradley, B.B.                                        118                       118          14.722               14          14
 7755 Crile Road, Painesville, OH  44077

 Brazos Components Inc.                                54                        54           6.737                6           0
 P.O. Box 460 Bldg 363, Mineral Wells, TX 76067

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 4

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Bresler, Karen                                        71                        71           8.858                8           0
 1232 Eighth Ave, Lancaster, OH 43130

 Brown & Morrison                                     456                       456          56.891               56          56
 P.O. Box 240827, Charlotte, NC  28224

 Browns Creek Corporation                           5,500                     5,500         686.182              686         686
 631 2nd Ave South, Nashville, TN  37210

 Burlington Air Express                                83                        83          10.355               10           0
 1000 New Holland Ave, Pittsburgh, PA 15250

 Calandra Industrial Supply                           201                       201          25.077               25          25
 Box 186, 192 Quarry Rd, Lancaster, OH 43130

 Call Dram Company                                     60                        60           7.486                7           0
 330 21st Avenue, San Francisco, CA  92017

 Capitol Bankers Life                                 124                       124          15.470               15          15
 P.O. Box 19191, Greensville, SC  29602-9191

 Cardinal Container Corp.                             820                       820         102.304              102         102
 P.O. Box 07868, Columbus, OH  43207

 Cellular One/New Par                                 104                       104          12.975               12          12
 350 East Wilson Bridge Rd, Worthington, OH 43085

 Central Ohio Welding Inc.                            734                       734          91.574               91          91
 1875 Progress Ave, Columbus, OH 43207

 Christy, Virginia                                    161                       161          20.086               20          20
 4180 Lithopolis Rd, Lancaster, OH 43130

 Cincinnati Gasket                                     65                        65           8.109                8           0
 40 Illinois Ave, Reading, Cincinnati, OH 45215

 City Securities Corp.                             50,400       48,000       98,400      12,276.422           12,276      12,276
 P.O. Box 44992, Indianapolis, IN 46204

 Clover, Judd                                         445                       445          55.518               55          55
 302 East Allen St, Lancaster, OH  43130

 Collins, Evelyn L.                                   690                       690          86.085               86          86
 2527 Lanc-Kirkrsvl Rd NW, Lancaster, OH 43130

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 5

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Columbia Gas                                           2                         2           0.250                0           0
 P.O. Box 182007, Columbus, OH 43218

 Columbus & Southern                                   99                        99          12.351               12          12
 P.O. Box 1440, Columbus, OH 43216

 Commercial Optical                                 1,116                     1,116         139.233              139         139
 118 Bridge St, Huntington WV 24700

 Commercial Printing                                  162                       162          20.211               20          20
 P.O. Box 2550, Lancaster, OH  43130

 Compax                                                35                        35           4.367                4           0
 P.O. Box 10083, Haija Pay Israel, 26110

 Computer Products Inc.                           625,667                   625,667      78,058,454           78,058      78,058
 7900 Glad Road, Boca Raton, FL  33434

 Con Way Central Express                               39                        39           4.866                4           0
 P.O. Box 5160, Portland, OR  97208

 Conkey, Michael                                      163                       163          20.336               20          20
 165 Mt. Ida Ave, Lancaster, OH 43130

 Conrac Corporation                                   950                       950         118.522              118         118
 1724 South Mountain Ave, Duarte, CA 91010

 Control Design Supply                                 45                        45           5.614                5           0
 5508 Elmwood Ave #303, Indianapolis, IN 46203

 Coopers & Lybrand                                  3,070                     3,070         383.014              383         383
 Department 1160, Pittsburgh, PA  15264

 Copco Papers                                       1,648                     1,648         205.605              205         205
 P.O. Box 16533, Columbus, OH  43216

 Craig Brothers                                     8,914                     8,914       1,112.114            1,112       1,112
 P.O. Box 395, Carroll, OH  43112

 CT Corporation Systems                                40                        40           4.990                4           0
 P.O. Box 1544, Grand Central Sta, New
 York, NY 10163

 Custom Bobbin Windings                                48                        48           5.988                5           0
 P.O. Box 2369, Zanesville, OH  43702

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 6

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Custom Coil & Transformer                            521                       521          65.000               65          65
 P.O. Box 3277, Zanesville, OH  43702

 D&B Power                                          1,178                     1,178         146.968              146         146
 P.O. Box 40M, Bayshore, NY  11706

 Davies, Robert N.                                 367,475                   367,475      45,846.321           45,846      45,846
 3307 Bay Road North, Indianapolis, IN 46240

 Delille Oxygen                                         5                         5           0.624                0           0
 701 South Columbus St, Lancaster, OH 43130

 Deltec Corporation                                    38                        38           4.741                4           0
 2738 Kurtz St, San Diego, CA  92110

 DHL Airway                                            79                        79           9.856                9           0
 333 Twin Dolphin Dr, Redwood City, CA 94065

 Diamond Power Specialty                            1,236                     1,236         154.204              154         154
 2600 East Main St, Lancaster, OH  43130

 Digital Equipment Corp.                              766                       766          95.566               95          95
 5231 Grand Ave, Davenport, IA 52807-1014

 Downour, Cheryl                                      148                       148          18.465               18          18
 872 Valley View Dr, Lancaster, OH  43130

 Druck, Diane M.                                    4,950                     4,950         617.564              617         617
 5727 Broadway St, Indianapolis, IN  46220

 Druck, Justin M.                                  27,500                    27,500       3,430.911            3,430       3,340
 2401 North Street, Logansport, IN  46947

 Duk Woo Electronics, Inc.                        180,148                   180,148      22,475.333           22,475      22,475
 073-40 Bong Chun-Dong 3.4 Fl. Bon Chun Bldg.
 Kwanak-Ku, Soeul, 151-060 Korea

 Duncan, Jerry E.                                   8,800                     8,800       1,097.891            1,097       1,097
 401 Cactus Drive, Key West, FL  33040

 Dunn & Bradstreet                                     69                        69           8.608                8           0
 299 Park Ave, New York, NY  10101

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 7

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Dwyer Instrument                                      81                        81          10.106               10           0
 P.O. Box 373, Michigan City, IN  46360

 Eagle Convex Glass Co.                               181                       181          22.582               22          22
 P.O. Box 1340, Clarksburg, WV  26302

 East Coast Camera Center                              45                        45           5.614                5           0
 236 Beach 87th St, Roakaway Beach, NY 1693

 Edgington, Estella                                   279                       279          34.808               34          34
 551 W. Sixth Ave, Lancaster, OH  43130

 Electro Marketing                                    988                       988         123.263              123         123
 10 Cornwall Drive, Westfield, NY  07090

 Electro Mechanical                                    84                        84          10.480               10           0
 11411 Bradley Ave, Pacoma, CA  91331

 Electromech Inc.                                     214                       214          26.699               26          26
 1 Cordier St, Irvington, NY 07111-4009

 Electronic Security Sys                               83                        83          10.355               10           0
 13537 Gratiot, Detroit, MI  48205

 Electronic Service Parts                             168                       168          20.960               20          20
 2901 East Washington St, Indianapolis, IN 46201

 Electronics Marketing Corp.                        2,701                     2,701         336.978              336         336
 Corp. Processing Dept, 0828, Columbus, OH
 43271

 Elmwood Sensors, Inc.                                 60                        60           7.486                7           0
 500 Narragansett Park Dr, Pawtucket, RI 02861

 Emery Freight                                         66                        66           8.234                8           0
 Box 1959, Scranton, PA  18577

 Enyart, Jim                                          741                       741          92.447               92          92
 118 Marks Ave, Lancaster, OH  43130

 Esro                                                  10                        10           1.248                1           0
 5364 Ehrlich Rd, Suite 222, Tampa, FL 33625

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 8

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Eversole, Donald                                     185                       185          23.081               23          23
 165 Timber Ridge Dr, Pickerington, OH
 43147-1175

 Exair Corporation                                  1,442                     1,442         179.904              179         179
 1250 Century Circle North, Cincinnati, OH 45246

 FEMCO                                                607                       607          75.370               75          75
 P.O. Box 640349, Pittsburgh, PA  15264

 Fenton, A.W.                                          36                        36           4.491                4           0
 P.O. Box 73919, Cleveland, OH  44193

 Ferrero, Louis P.                                  8,800                     8,800       1,097.891            1,097       1,097
 P.O. Box 40888, Indianapolis, IN  46240

 Filtrine Manufacturing                             4,821                     4,821         601.470              601         601
 10 Main St, Harrisville, NH  03450

 Fioto, Fred                                          428                       428          53.397               53          53
 29065 Evans Road, Logan, OH  43138

 Fluid Technology                                     702                       702          87.582               87          87
 1315 Nelson St Unit H, Lakewood, CO  80215

 Fournier Rubber & Supply                              48                        48           5.988                5           0
 1341 Norton Ave, Columbus, OH  43212

 Freeman, (Woltz) Paula                               105                       105          13.100               13          13
 1311 West Fair Ave, Lancaster, OH  43130

 Frontier Foundries                                 1,457                     1,457         181.776              181         181
 P.O. Box 627, Titusville, PA  16354

 Fujinon Inc.                                       6,042                     6,042         753.802              753         753
 10 High Point Drive, Wayne, NJ  07470

 Gano, Merry Melody                                   177                       177          22.083               22          22
 324 West Fair Ave, Lancaster, OH  43130

 Garrock                                              819                       819         102.179              102         102
 6650 Busch Blvd, Columbus, OH  43229

 General Machine & Mould                              935                       935         116.651              116         116
 627 East Main St, Lancaster, OH  43130

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 9

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 GFS Manufacturing                                    452                       452          56.392               56          56
 P.O. Box 1409, Dover, NH  03820

 GL Coulter Sales                                   1,356                     1,356         169.175              169         169
 444 Barneys Joy Road 5, Dartmouth, MA 02748

 Glicks Furniture                                      38                        38           4.741                4           0
 1800 East 5th Ave, Columbus, OH  43219

 Gorman, Inc. Frank W.                                238                       238          29.693               29          29
 P.O. Box 223, El Paso, TX  79942

 Gossell, Russell                                     156                       156          19.463               19          19
 464 Shoshone Dr, Lancaster, OH  43130

 Gossel, Chuck                                        379                       379          47.284               47          47
 2322 Coonpath Road, Lancaster, OH  43130

 Grayhill Inc.                                        155                       155          19.338               19          19
 P.O. Box 4913, Chicago, IL  60630

 Gray, F.J. Company                                   646                       646          80.595               80          80
 139-24 Queens Blvd, Jamaica, NY  11435

 Guinan, Lana                                         226                       226          28.196               28          28
 721 Neil Ave, Lancaster, PA  43130

 Guinan, Mark                                         314                       314          39.175               39          39
 721 Neil Ave, Lancaster, PA  43130

 Harvey, Anthony                                      173                       173          21.584               21          21
 1076 Rockport Drive, Carol Stream, IL
 60188-2986

 Helen's Flowers                                       37                        37           4.616                4           0
 936 Prestige Blvd, Lancaster, OH  43130

 Hendershot, Bill                                     983                       983         122.639              122         122
 1465 Hillbrook Drive, Lancaster, OH  43130

 Hersh Packing & Rubber                               316                       316          39.424               39          39
 P.O. Box 186 Canal, Winchester, OH  43110

 Hertz Corporation                                    153                       153          19.088               19          19
 P.O. Box 26141, Oklahoma City, OK  73126

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 10

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Hewlett Packard                                      299                       299          37.303               37          37
 P.O. Box 44548, San Francisco, CA  94144

 Hill, Christopher                                    355                       355          41.795               41          41
 4975 Jacobs Ladder, Lancaster, PA  43130

 Hinton's Sunoco                                       41                        41           5.115                5           0
 1100 North Memorial Dr, Lancaster, OH 43130

 Hirschfeld, Stanley E.                            13,200                    13,200       1,646.837            1,646       1,646
 7273 Waterview Point, Noblesville, IN 46060

 HISCO                                                 51                        51           6.363                6           0
 1024 South Arlington St, Akron, OH  44306

 Hoffesetter, J.C.                                    126                       126          15.720               15          15
 5244 Springboro Rd, Dayton, OH  45439

 Holter, Russell                                      378                       378          47.159               47          47
 2960 Sitterly Rd Rt 2 Canal, Winchester,
 OH  43110

 Honsberger, Peggy                                    276                       276          34.434               34          34
 2255 Lucille Dr NE, Lancaster, OH  43130

 Howdyshell, Victor                                    37                        37           4.616                4           0
 41550 Cob Hollow-Fruitdale, Nelsonville,
 OH  45676

 Hughes, Peters Inc.                                  404                       404          50.403               50          50
 1991 Stanford Rd, Columbus, OH  43212

 HULS Printing                                        186                       186          23.205               23          23
 P.O. Box 310, Logan, OH  43138

 Hurricane Electronics Lab                             55                        55           6.862                6           0
 P.O. Box 1280, Hurricane, UT  84737

 Image Memory Systems                                  51                        51           6.363                6           0
 6000 Webster St, Dayton, OH  45414

 Indiana University Found.                         52,800                    52,800       6,587.348            6,587       6,587
 Showalter House, Box 500, Bloomington, IN 47402

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 11

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Instant Replay Video                                 855                       855         106.670              106         106
 5950 Steubenville Pike, Robinson Township,
 PA 15136

 Instrument Technology                             26,835                    26,835       3,347.945            3,347       3,347
 P.O. Box 381, Westfield, MA  01086

 Intermountain                                         25                        25           3.119                3           0
 11079 Random Valley Circle, Parker, CO
 80134-6010

 International Space Optics                         9,792                     9,792       1,221.654            1,221       1,221
 5732 Engineer Dr, Huntington Beach, CA 92649

 Issel, Daniel P.                                  17,600                    17,600       2,195.783            2,195       2,195
 10163 E. Fair Circle, Englewood, CO  8011

 J.F. Hopkins & Assoc.                                153                       153          19.088               19          19
 1324 Stimmel Road, Columbus, OH  43223

 JL Industrial Supply Co.                               9                         9           1.123                1           0
 31800 Industrial Rd, Livonia, MI  48151

 JR Signs                                              25                        25           3.119                3           0
 87 Front St, Groveport, OH  43125

 JR Woodruff Co.                                    5,948                     5,948         742.075              742         742
 P.O. Box 19548, Houston, TX  77024

 Jas A. Murphy & Co. Inc.                              18                        18           2.246                2           0
 1421 High St, Hamilton, OH  45011

 Johnson, Dr. & Mrs. Earl                          17,600                    17,600       2,195.783            2,195       2,195
 11704 Oak Tree Way, Carmel, IN  46032

 Kailay International Corp.                           508                       508          63.378               63          63
 17F, 695, TUN HUA S Rd Taipei, Taiwan, ROC

 Kansas City Equip. Co.                               512                       512          63.877               63          63
 P.O. Box 6823, Shawnee Mission, KS  66207

 Karl, James K.                                     8,800                     8,800       1,097.891            1,097       1,097
 519 East 10th St #200, Bloomington, IN 47408

 Kern, B. Keith                                       100                       100          12.476               12          12
 10909 OCG Lane, Roseville, OH  43777

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 12

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Kern, Russ                                           765                       765          95.442               95          95
 14 Chaney St, Roseville, OH  43777

 Kern, Terry                                           84                        84          10.480               10           0
 242 Sand Street, Crooksville, OH
 43731-1227

 Kevelder, Dana                                     1,052                     1,052         131.248              131         131
 226 Parkwood Dr, Pickerington, OH  43147

 Key Blue Print Inc.                                  217                       217          27.073               27          27
 195 East Livingston Ave, Columbus, OH 43215

 Kirby, Robert                                        821                       821         102.428              102         102
 164 Elmwood Ave, Columbus, OH  43130

 Kleinhuis (HKL)                                       26                        26           3.244                3           0
 Dept L-722, Columbua, OH  43260

 Koehler, H. Charles                              634,801                   634,801      79,198.015           79,198      79,198
 P.O. Box 2767, Indianapolis, IN  46206

 Kula, Pat                                            340                       340          42.419               42          42
 3816 Cass Creek Ct, Groveport, OH  43125

 L & B Investments                                 61,411                    61,411       7,661.660            7,661       7,661
 9100 Keystone Crossing, Indianapolis, IN 46240

 Lacrosse, James                                   17,600                    17,600       2,195.783            2,195       2,195
 7915 Morningside Dr, Indianapolis, IN 46240

 Lancaster Electro Plating                             25                        25           3.119                3           0
 P.O. Box 367, Lancaster, OH  43130

 Lancaster Hospital                                    50                        50           6.238                6           0
 401 North Ewing St, Lancaster, OH  43130

 Lancaster Restaurant Supply                          194                       194          24.204               24          24
 664 South Columbus St, Lancaster, OH 43130

 Lasky, Marven M.                                   4,400                     4,400         548.946              548         548
 9476 Tamarack Dr, Indianapolis, IN  46260

 Lathrop-Trotter Co.                                  397                       397          49.530               49          49
 5006 Barrow Ave, Cincinnati, OH  45209

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 13

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 L-Com                                                 20                        20           2.495                2           0
 1755 Osgood St. North Andover, MA 01845

 Lee Spring Co.                                        20                        20           2.495                2           0
 1-462 62nd Street, New York, NY 11219

 Litton Poly-Scientific                             5,137                     5,137         640.894              640         640
 1213 North Main Street, Blackburg, VA 24060

 Lowes of Ohio                                        134                       134          16.718               16          16
 1921 Riverway Dr., Lancaster, OH 43130

 M C G Electronics                                     39                        39           4.866                4           0
 12 Burt Dr., Deer Park, NY  11729

 Magnetic Spring Water Co.                             84                        84          10.480               10           0
 1801 Lone Eagle St., Columbus, OH 43228
 446 Blake Street; New Haven, CT  06515

 Mahrdt, J. Kurt Jr.                               25,300                    25,300       3,156.438            3,156       3,156
 7807 Mystic Bay Dr., Indianapolis, IN 46240
 300 St. Paul Place; Baltimore, MD  21202-2183

 Marshall, Loretta                                    274                       274          34.184               34          34
 2231 Lucille Dr., NE, Lancaster, OH 43130
 MS-1 6-55, Box 3608; Harrisburg, PA
 17105-3608

 Mason, Jim                                           284                       284          35.432               35          35
 76732 Eighth St. Rd., Newcomerstown, OH 43832
 840 S. Patterson, Box 832; Dayton, OH 45401

 May Tech Associates                                   88                        88          10.979               10           0
 285 Concord Rd., Marlboro, MA 01752

 McGlaughlin Oil Co.                                   84                        84          10.480               10           0
 3750 East Livignston Ave., Columbus, OH 43227
 P.O. Box 1509; Dayton, OH  45413

 MCI Telecommunications                               430                       430          53.647               53          53
 P.O. Box 85570, Lousiville, KY 40285

 MCI/Telefax Service                                2,804                     2,804         349.828              349         349
 P.O. Box 41729, Philadelphia, PA 19101

 MCI/Western Union Int.                                18                        18           2.246                2           0
 P.O. Box 41729, Philadelphia, PA 19101

 McJunkin Corporation                                   6                         6           0.749                0           0
 Dept. L-300P Pittsburgh, PA 15264

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 14

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 McKeever Electric                                     78                        78           9.731                9           0
 375 North Grant Ave., Columbus, OH 43215

 McKenzie, Eugene                                  19,131                    19,131       2,386.791            2,386       2,386
 1014 King St., Lancaster, OH 43130

 McMaster-Carr Supply Co.                             168                       168          20.960               20          20
 P.O. Box 7690, Chicago, IL 60680

 Mentzell Electric                                     87                        87          10.854               10           0
 271 Route 380 West Apollo, PA 15613

 Mid Ohio Electric                                     70                        70           8.733                8           0
 1170 McKinely Ave., Columbus, OH 43222

 Mid South                                             37                        37           4.616                4           0
 4796 Pontchartrain Dr., Slidell, LA  70459

 Midstate Sales, Inc.                                  12                        12           1.497                1           0
 Corp Processing Dept., Columbus, OH 43271

 Minnesota Mining & Mfg.                              330                       330          41.171               41          41
 10260 Alliance Rd., #300, Cincinnati, OH 45250
 5025 Ireland Road, Lancaster, OH  43130

 Mitchell, Russell G.                              10,000                    10,000       1,247.604            1,247       1,247
 300 Fallriver Dr., Reynoldsburg, OH 43068

 Montgomery, Paricia                                  257                       257          32.063               32          32
 1380 Sugar Grove Rd., Lancaster, OH 43130
 7360 Cinci-Zanevl Rd, Lancaster, OH 43130

 Moore, Glenn W.                                       59                        59           7.361                7           0
 121 Wilson Ave., Lancaster, OH 43130
 1850 Lone Eagle St, Columbus, OH  43130

 Motion Industries                                  1,607                     1,607         200.490              200         200
 P.O. Box 27, Lancaster, OH 43130
 444 Windsor Park Drive, Dayton, OH 45459

 Muirhead, Judith D.                              135,850                   135,850      16,948.698           16,948      16,948
 710 Forest Blvd., Zionsville, IN 46077

 Muirhead, William III                            653,120                   653,120      81,483.501           81,483      81,483
 304 Long Cove Dr., Hilton Head, SC 29928

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 15

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Murdock, Greg                                        103                       103          12.850               12          12
 2982 Meadowbrook Dr., Lancaster, OH

 N&S Enterprises                                    8,800                     8,800       1,097.891            1,097       1,097
 203 Brandywine Rd Ole Hickery, TN 37138

 National Utility Service                           5,664                     5,664         706.643              706         706
 P.O. Box 712 Park Ridge, NJ 07656

 Newark Electronics                                 7,469                     7,469         931.835              931         931
 1350 West 5th Ave, Columbus, OH  43212

 Norman, Steve                                      1,100                     1,100         137.236              137         137
 P.O. Box 150991, Nashville, TN  37215

 North Hills Electronics                              400                       400          49.904               49          49
 575 Underhill Blvd, Syosset, NY  11791-3416

 Muriel, Jacob                                        486                       486          60.634               60          60
 16 Choma Umigdal St, Qyriat Chaim Israel, 26268

 Ohio Bell Telephone                                  557                       557          69.492               69          69
 45 Erieview Plaza, RM 942, Cleveland, OH 44114

 Ohio Counting Scale South                             61                        61           7.610                7           0
 4833 Business Center Way, Cincinnati, OH 45246

 Ohio Fluid Power                                      22                        22           2.745                2           0
 19768 Progress Drive, Strongville, OH 44136

 Ohio Foundry                                         173                       173          21.584               21          21
 240 SW Avenue, Talladge, OH  44278

 Omni Controls                                        651                       651          81.219               81          81
 13540 N. Florida Ave #103, Tampa, FL 33613

 Osborne, Thomas S.                                26,400                    26,400       3,293.674            3,293       3,293
 1119 Keystone Way, Carmel, IN  46032

 Oyl-Air Company                                      620                       620          77.351               77          77
 28196 Scippo Creek Rd, Circleville, OH 43113

 P I Rod Inc.                                         492                       492          61.382               61          61
 P.O. Box 128, Plymouth, IN  46563

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 16

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Panasonic Audio Video                             17,245                    17,245       2,151.493            2,151       2,151
 P.O. Box 1501, Secaucus, NJ  07094

 Paul, Crey B. Jr.                                 23,382                    23,382       3,540.949            3,540       3,540
 7060 Jonesboro Rd, Morrow, GA  30260

 PC World                                               7                         7           0.873                0           0
 P.O. Box 55000, Boulder, CO  30322

 Pearl Polymatrix Inc.                             35,000                    35,000       4,366.613            4,366       4,366
 420 McCrary Rd, Molena, GA  30258

 Peters, Stella                                       173                       173          21.584               21          21
 1495 Hillbrook Dr, Lancaster, OH  43130

 Phister Equipment Co.                              1,245                     1,245         155.327              155         155
 800 Compton Rd #14, Cincinnati, OH  45231

 Pitney Bowes                                         129                       129          16.094               16          16
 P.O. Box 85390, Louisville, KY  40285

 Pittman Division                                   2,747                     2,747         342.717              342         342
 P.O. Box 8500 S-6990, Philadelphia, PA 19178

 Plant, Nancy                                         277                       277          34.559               34          34
 11545 Brookside Lane, Pickerington, OH 43147

 Polaroid Corporation                                  13                        13           1.622                1           0
 P.O. Box 93476, Chicago, IL  60673

 Principal Financial Corp.                            152                       152          18.964               18          18
 711 High St, Des Moines, IA  50309

 Priority Dispatch Inc.                                21                        21           2.620                2           0
 4665 Malsbary Rd, Cincinnati, OH  45242-5632

 Pritchard, Norman D.                              15,088                    15,088       1,882.385            1,882       1,882
 136 E. Mithoff, Columbus, OH  43206

 Priz Company                                       1,810                     1,810         225.816              225         225
 4023 Transport St, Palo Alto, CA  94303

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 17

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Prodco Equipment                                      85                        85          10.605               10           0
 P.O. Box 361069, Cleveland, Ohio  44136

 Quatech                                              118                       118          14.722               14          14
 662 Wolf Ledges Parkway, Akron, OH  44311

 RL Transfer Inc.                                      20                        20           2.495                2           0
 2483 SR 3 & US 22W, Wilmington, OH  45177

 Randolph Industries                                  247                       247          30.816               30          30
 6400 Corvette St, Los Angeles, CA  90040-1791

 Redel Laboratories                                    49                        49           6.113                6           0
 148 South Northwest Hwy, Barrington, IL
 60010-4672

 Reese, Carolyn                                       118                       118          14.722               14          14
 4992 Lithopolis Rd, Lancaster, OH  43130

 Rental Uniform Service                                 8                         8           0.998                0           0
 P.O. Box 631, Lancaster, OH  43130

 Richey, David                                     11,000                    11,000       1,372.364            1,372       1,372
 10 West Market St #1600, Indianapolis, IN
 46204-2970

 Rienschield, Debra                                   220                       220          27.447               27          27
 151 Lenwood Drive, Lancaster, OH  43130

 RMC International                                    323                       323          40.298               40          40
 Room 316, Balk Sang Bldg, Yeoeuido-Dong
 Seoul, Korea

 Rosner, Eli                                          240                       240          29.942               29          29
 29 Windstone Dr, San Rafael, CA  94903

 Rudolph Brothers                                      11                        11           1.372                1           0
 961 Walnut St Canal, Winchester, Oh  43110

 Ruff, Paul                                            25                        25           3.119                3           0
 125 North Ewing St, Lancaster, OH  43130

 Sealed Air Corporation                                79                        79           9.856                9           0
 2550 Commerce Blvd, Sharonville, OH  45241

 Sentrol Inc.                                          70                        70           8.733                8           0
 10831 SW Cascade Blvd, Portland, OR  97223

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 18

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Set Point Inc.                                       199                       199          24,827               24          24
 P.O. Box 20668, Portland, OR  97220

 Seyed Tabaian                                        460                       460          57.390               57          57
 7442 Busey Rd Canal, Winchester, OH  43110

 Sharpman, Shanman, Poret                           1,421                     1,421         177.285              177         177
 750 Lexington Ave, New York, NY  10022

 Shaws Restaurant                                      47                        47           5.864                5           0
 123 North Broad St, Lancaster, OH  43130

 Shelly, R.G.                                          18                        18           2.246                2           0
 41 Cold Water Rd, Don Mills Ontario
 Canada M3V 1YS

 Sherrick, Jon                                         48                        48           5.988                5           0
 1121 Tarkiln Rd Lot 135, Lancaster, OH 43130

 Sherwin Williams                                     325                       325          40.547               40          40
 840 West Goodale, Columbus, OH  43212

 Ship N Out                                           153                       153          19.088               19          19
 Road No. 6, Route 22, Brewster, NY  10509

 Silcott, Joyce                                       228                       228          28.445               28          28
 712 Virginia Avenue, Lancaster OH  43130

 Skytel                                                16                        16           1.996                1           0
 1600 Golf Road #840, Rolling Meadows, IL 60008

 Slaters Hardware                                      23                        23           2.869                2           0
 1141 North Memorial Dr, Lancaster, OH 43130

 Smith Electronics Inc.                               283                       283          35.307               35          35
 8200 Snowville Rd, Cleveland, OH  44141

 Solid State                                          242                       242          30.192               30          30
 875 Dearborn Dr, Worthington, OH  43085

 Spader & Assoc.                                    1,563                     1,563         195.000              195         195
 P.O. Box 29794, Birmingham, AL  35216

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 19

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Steele, Mr. and Mrs. Richard                      17,600                    17,600       2,195.783            2,195       2,195
 5118 Beaumont Way S Dr, Indianapolis, IN 46250

 Stellar Systems                                       35                        35           4.367                4           0
 3511 Leonard Court, Santa Clara, CA  95054

 Stephenson, Donald                                   646                       646          80.595               80          80
 1302 East Fair Ave, Lancaster, OH  43130

 Stokes Vacuum                                         49                        49           6.113                6           0
 P.O. Box 8500 S-6535, Philadelphia, PA 19178

 Storm Products                                        39                        39           4.866                4           0
 116 Shore Drive, Hinesdale, IL  60521

 Storts, Rose                                         102                       102          12.726               12          12
 151 East Broadway, Apt. A, New Lexington,
 OH  43764

 Stotts-Friedman Co. Inc.                               9                         9           1.123                1           0
 2600 East River Rd, Dayton, OH  45439

 Summit Industries, Inc.                               22                        22           2.745                2           0
 4545 Gateway Circle, Dayton, OH  43130

 Swartz, Sally                                        301                       301          37.553               37          37
 1270-F Sheridan Drive, Lancaster, OH 43130

 Switching System                                     378                       378          47.159               47          47
 500 Porter Way, Placentia, CA  92670

 S.L. Corporation                                   2,612                     2,612         325.874              325         325
 240 Tamal Vista Blvd, Corte Madera, CA 94925

 S.W. Anderson Co.                                     11                        11           1.372                1           0
 P.O. Box 460, Downers Grove, IL  60515

 TTI                                                   14                        14           1.747                1           0
 4700 Rockside Rd #500, Independence, OH 44131

 Taylor Chevrolet Leasing                             105                       105          13.100               13          13
 P.O. Box 10, Lancaster, OH  43130

 Tech Fab International                             1,106                     1,106         137.985              137         137
 51 Eros Apt. 56 Nehry Place, New Delhi,
 India 110 019

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 20

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Teletronix Systems                                 2,123                     2,123         264.866              264         264
 P.O. Box 2340, San Rafael, CA  94912

 Television Broadcast                                  92                        92          11.478               11          11
 2 Park Avenue, New York, NY  10016

 Texas Microsystems Inc.                            2,993                     2,993         373.408              373         373
 P.O. Box 201681, Houston, TX  77216

 Texwipe Company                                       28                        28           3.493                3           0
 650 East Crescent Ave, Upper Saddle, NJ 07458

 Thal-More Associates                                  84                        84          10.480               10           0
 P.O. Box 489, Dayton, OH  45449

 Therm-O-Disc                                         171                       171          21.334               21          21
 1320 South Main St, Mansfield, OH  44907

 Thomas Publishing Co.                                 75                        75           9.357                9           0
 One Penn Plaza, New York, NY  10119

 Thomas, Kerr & Kayden                                350                       350          43.666               43          43
 100 Galleria Pkwy NW #590, Atlanta, GA 30339

 Thompson Electric Supplies                           575                       575          71.737               71          71
 2050 Fairwood Ave, Columbus, OH  43215

 Thorn Automated Systems                              914                       914         114.031              114         114
 835 Sharon Drive, Westlake, OH  44145

 Thorn, Jeffrey                                       239                       239          29.818               29          29
 400 Oak St, Bremen, OH  43107

 Thyssen Plastic Products Div.                        370                       370          46.161               46          46
 830 Pickens Industrial DR NE, Marietta, GA
 30062-3103

 Tiffen Manufacturing                                 313                       313          39.050               39          39
 90 Osner Ave, Hauppauge, NY  11788

 Tompkins, Richard M.                             275,124       30,000      305,124      38,067.387           38,067      38,067
 6171 Zachary Woods Ln, Columbus, OH  43232

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 21

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Trans World Airlines Inc.                          9,892                     9,892       1,234.130            1,234       1,234
 Dept CH 10508, North Suburban, IL  60155

 Transcat                                             304                       304          37.927               37          37
 P.O. Box 73078, Rochester, NY  14673-3078

 Tri-Angle Security Inc.                            1,987                     1,987         247.899              247         247
 379 West Second St, Logan, OH  43138

 TN Cook Inc. Div. of COW Industries                2,266                     2,266         282.707              282         282
 1875 Progress Ave, Columbus, OH  43207-1767

 U-Line                                                26                        26           3.244                3           0
 P.O. Box 460, Lake Bluff, IL  60044

 Ultrak Inc.                                          392                       392          48.906               48          48
 2400 Industrial Ln #2000A, Broomfield, CO
 80020-1689

 United Parcel Service                              1,788                     1,788         223.972              223         223
 P.O. Box 1030, Columbus, OH  43216

 Universal Processing                                   1                         1           0.125                0           0
 707 Hadley Dr, Columbus, OH  43228

 Vickroy, Janis                                       134                       134          16.718               16          16
 4535 Delmont Rd, Lancaster, OH  43130

 Victroeen Inc.                                       131                       131          16.344               16          16
 6000 Cochran Rd, Cleveland, OH  44139

 Vulcan Binder                                        539                       539          67.246               67          67
 P.O. Box 29, Vincent, AL  35178

 WMI                                                   26                        26           3.244                3           0
 3800 Columbus-Lanc Rd, Lancaster, OH 43130

 Whittaker Security, Inc.                              24                        24           2.994                2           0
 4501 Lantern Place, Alexandria, VA  22306

 Wholesale Supply                                      71                        71           8.858                8           0
 P.O. Box 23437, Nashville, TN  37202

 William Stamp Co. Inc.                             1,189                     1,189         148.340              148         148
 6493 Riding Rd, Syracuse, NY  13206

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 22

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Wilson, James                                        125                       125          15.595               15          15
 15038 Monmouth St, Lancaster, OH  43130

 Winchester Electronic Sales                          123                       123          15.346               15          15
 5304 Winters Chapel Rd, Atlanta, GA  30360

 Wolfe, Perry                                       1,354                     1,354         168.926              168         168
 2017 Carey Rd NE, Junction City, OH  43748

 Woltz, April                                         127                       127          15.845               15          15
 3721 B West End Ave, Nashville, TN  37201

 Woods, Ashley N.                                  19,250                    19,250       2,401.637            2,401       2,401
 3721 B West End Ave, Nashville, TN  37201

 Woods, Frank A.                                    9,500                     9,500       1,185.224            1,185       1,185
 631 2nd Ave, Nashville, TN  37210

 Woods, Grayson N.                                 19,250                    19,250       2,401.637            2,401       2,401
 3721 B West End Ave, Nashville, TN  37201

 Woods, Jayne Ann                                   5,500                     5,500         686.182              686         686
 3721 B West End Ave, Nashville, TN  37201

 Wright, Dr. and Mrs. Gary                         13,200                    13,200       1,646.837            1,646       1,646
 6178 N. County Line Rd 550E, Pittsboro,
 IN 46167

 Wygum J. Medill                                       64                        64           7.895                7           0
 1311 County Line Rd NE, Bremen, OH  43107-9758

 W.C. Sims Co. Inc.                                   317                       317          39.549               39          39
 P.O. Box 4, Springfield, OH  45501

 Xerox Corporation                                  1,295                     1,295         161.565              161         161
 10490 Vista Park Rd, Dallas, TX  75238

 Yates, Chester                                       357                       357          44.539               44          44
 RR #8, Lancaster, OH  43130

 Ziehlke, Jerome                                      681                       681          34.962               84          84
 606 Sandy Creek Dr, Van Vleck, TX  77482

 Zielinski, Jerome                                 18,295                    18,295       2,282.491            2,282       2,282
 152 Brookhill Lane, Circleville, OH  43113

DIAMOND ELECTRONICS, INC SHAREHOLDER LIST - WITH CONVERSION TO ULTRAK STOCK:
PAGE 23

***************************************************************************
*                                                                         *
*  ASSUMPTIONS:  1.] 600,000 ULTRAK SHARES EXCHANGED                      *
*                                                                         *
***************************************************************************



                                                                                                                     Ultrak # of
                                                                       Diamond # of Ultrak # of     Ultrak # of      Shares
                                                          # of Shares  Shares after Shares Prelim.  Shares Prelim.   Final after
                                            Diamond       Options/     Options/     B/4 Fractional  after Fractional 10 and Less
              Shareholder Name              # of Shares   Warrants to  Warrants     Shares          Shares           Shares
           Address/City/State/Zip           @ 12/31/94    Exercise     Exercised    Eliminated      Eliminated       Cashed Out
 -----------------------------------------  -----------   -----------  ------------ --------------  ---------------- ----------
 Subtotal before options + warrants             4,706,326      102,893    4,809,219     600,000.001          599,833     599,339

 Options - R Tompkins                              30,000                                    99.89%
 Warrants Issued - Rights offering                 97,786
 Warrants called or expired                       (24,893)
                                                 --------
 Subtotal after options + warrants              4,809,219

 Number of Ultrak Shares to Issue                 600,000

 Conversion Factor                               8.015365

                                 SCHEDULE 2.08

TAXES:

Diamond's 1994 corporate income and/or franchise tax returns for Ohio, Texas, and West Virginia are due for filing in May 1995.

Diamond's corporate federal income tax return for 1994 was not filed on March 15, 1995, but an extension was filed on that date.

Diamond's corporate income tax returns for 1994 for the states of Pennsylvania, Maryland, and the city of Lancaster, Ohio were not filed on March 15, 1995, but extensions were filed on that date.

As of January 1, 1995, Diamond had available deferred tax assets totaling $316,090 and available unused operating loss carry-fowards of $0.

                                 SCHEDULE 2.09

                     LIABILITIES AND OBLIGATIONS OF DIAMOND

None.

                                 SCHEDULE 2.10


EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS; ERISA:

Diamond sponsors a 401(k) salary savings plan covering all employees meeting certain eligibility requirements. Under the plan, Diamond is required to contribute amounts equal to 10% of the employee's first 4% of voluntary contributions. Diamond's contributions to the plan were $8,429 and $7,481 during 1994 and 1993, respectively.

Diamond has a stock option plan, under which certain employees have been granted options to purchase shares of the company's common stock at a price equal to the market price of the stock at the date of the grant. As of January 1, 1995, 30,000 such options were outstanding and exercisable.

                                 SCHEDULE 2.11

ABSENCE OF CERTAIN CHANGES:

         1. Diamond has made the following capital expenditure commitments in excess of $10,000 during the period January 1, 1995 through March 31, 1995.

                 - Electromagnetic emission testing system for $16,671.
                 - SmartScan pro demo system for $23,328.

                 Total capital expenditure commitments for the period of January 1, 1995 through March 31, 1995 were $72,874.

         2. Diamond previously formed a subsidiary associated with the acquisition of part of Alpha Electronics, Inc. In late 1994, Alpha CCTV, Inc. terminated its lease of its San Antonio office facility. This subsidiary, Alpha CCTV, Inc. was inactive as of March 31, 1995.

         3.      Diamond's primary banking relationship is with Society Bank.

         4. Certain foreign filings on Diamond's patents were permitted to lapse during 1991 and 1992 due to a lack of funds to file and maintain such foreign filings.

         5. Executive management bonuses totaling $54,000 were paid during March, 1995 which represent amounts authorized and accrued. $4,500 was paid to an affiliate, Biddinger Investment Capital Corporation, during the first quarter of 1995 for headquarter expenses. $6,435 was paid to an affiliate, Merchants Travel, Inc., during the first quarter of 1995 for travel expenses. Travel advances to various Diamond employees were made during the first quarter of 1995 in the ordinary course of business. Outside directors fees totaling $27,000 were made during March, 1995 to individuals who were also stockholders. During March, 1995, Diamond's Board of Directors authorized a special bonus of $16,800 to executive management, contingent upon the culmination of the proposed Diamond-Ultrak merger.

         6. Diamond Patent #1,189,956, "Dark Current Compensating Lens Control," was allowed to lapse in 1994 as the patent was not in current use and was determined by management to be of little or no value to Diamond.

                                 SCHEDULE 2.14

PATENTS, TRADEMARKS, COPYRIGHTS, ETC.:

Diamond abandoned its opportunity to make foreign filings on Diamond patents in 1991 and 1992 during the pendency of Diamond's bankruptcy. Diamond Patent #1,189,956, "Dark Current Compensating Lease Control," was allowed to lapse in 1994 as the patent was not in current use and was determined by management to be of little or no value to Diamond.

Diamond has discontinued the use of two trademarks. Diamond's "GOLD DOME" trademark was contested by a Buffalo, New York bank in November of 1991. On advice of Diamond's counsel, the company discontinued use of the GOLD DOME trademark.

Diamond applied for a trademark for "Diamond Vision" which was challenged by Mitsubishi. Diamond's management determined it was in the best interest of the company to abandon the application for the trademark.

Diamond's "SmartScan" trademark is also being used by the Peabody Engineering Corporation in association with one of their flame scanner products. Peabody Engineering Corporation's counsel has sent the Corporation a copy of its trademark registration and informed Diamond that it was infringing the Peabody trademark. The Peabody Engineering Corporation trademark registration is dated ten months earlier than Diamond's and Peabody Engineering Corporation's first use of the trademark precedes Diamond's by approximately two months. Diamond has continued to use the trademark because the company's products do not compete.

                                SCHEDULE 2.16(c)

                            DISCRIMINATION CHARGES

LABOR RELATIONS:

On January 17, 1995, Diamond received notice from the Ohio Civil Rights Commission that the company was being accused of unlawful discriminatory practices under Section 4112 of the Ohio Revised Code. Diamond was asked to provide its response by no later than February 3, 1995.

On January 25, 1995, Diamond's counsel reviewed the charge and the Corporation's documentation supporting its decision to release the employee due to excessive absenteeism.

Diamond counsel then prepared a position statement for the Corporation. It was counsel's opinion that Diamond had sufficient cause to release the employee due to excessive absenteeism. The position statement was delivered to the Ohio Civil Rights Commission on February 3, 1995.

As of April 6, 1995, Diamond has not received a response from the Ohio Civil Rights Commission regarding its allegations of discriminatory practices under
Section 4112 of the Ohio Revised Code.

                                 SCHEDULE 2.17

LITIGATION AND CLAIMS:

Diamond has been notified by The Travelers, the company's group insurance carrier prior to November, 1991, of their claim against Diamond for non-payment of premiums of $20,109. The company denies liability for this claim as it is a pre-petition Chapter 11 debt.

The Travelers has hired counsel who is currently negotiating with Diamond on The Travelers behalf to resolve the dispute. No provision for any settlement has been reflected in Diamond's financial statements.

On July 30, 1991, Diamond filed a petition for relief under Chapter 11 of the Federal Bankruptcy Laws in the United States Bankruptcy Court for the Southern District of Ohio -- Eastern Division. On December 15, 1992, the Bankruptcy Court confirmed the company's plan of reorganization.

                                 SCHEDULE 2.20

Since January 1, 1995, Diamond has paid 5 cents per share as a call premium to warrant holders pursuant to the call of outstanding warrants. Information regarding any capital stock distributions, payments, and dividends declared, paid or distributed by Diamond during its 1994 fiscal year is disclosed in the Diamond Financial Statements.

                                 SCHEDULE 2.21

                            DIAMOND CORPORATE NAME

CORPORATE NAME:

Diamond has authorized the use of the name "Diamond Electric Co." to a firm in Cleveland doing business in a non-related industry. A Consent for Use of Similar Name was executed December 9, 1993 between Diamond and the other company and is attached.

                                 SCHEDULE 2.23

CONDITION OF FIXED ASSETS:

Major assets of Diamond that require repair:

         1. Pump house roof: Several attempts to patch the roof have failed.

         2. Roof-top air conditioners: The following air conditioner units require inspection and repair as follows:

                 (1)  - OK (Accounting)
                 (2)  - OK (Executive)
                 (3)  - OK (Marketing)
                 (4)  - OK
                 (5)  - OK
                 (6)  - OK
                 (7)  - OK
                 (8)  - OK
                 (9)  - Not operating
                 (10) - Not operating
                 (11) - Needs inspection
                 (12) - Needs inspection (Nelson)
                 (13) - Needs inspection (Stock)
                 (14) - Not operating (Dock)
                 (15) - Needs inspection for leak
                 (16) - Needs freon
                 (17) - Needs compressors (Dome)
                 (18) - OK
                 (19) - OK

         3.      Main power switch: Requires either total replacement or repair.

         4.      Gutters and downspouts: Needs selective replacing.

         5.      Parking lot: Should be patched and sealed.

         6.      Water tank: Needs painting due to rust in areas.

         7. Fire hydrant in front of building: Needs repaired. Water flows up from base when water is turned on.

                                 SCHEDULE 3.02

SHARES OWNED OF RECORD AND BENEFICIALLY BY SIGNING SHAREHOLDERS:

           Richard M. Tompkins                 305,124
           John W. Biddinger                   380,366
           Robert N. Davies                    367,475
           H. Charles Koehler                  634,801
           William Muirhead, III               653,120
           Margaret Biddinger                  637,637

                                 Schedule 4.08

                         CAPITAL EXPENDITURES OF ULTRAK


         Ultrak's capital expenditures since December 31, 1994 exceed $150,000.00 (Ultrak's capital expenditures since December 31, 1994 amounted to $200,967 through March 31, 1995).